SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

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                         Securities Exchange Act of 1934
                                 (Amendment No.)

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                                 The 3D0 Company
                                 ---------------
                (Name of Registrant as Specified In Its Charter)

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

                                 THE 3DO COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 17, 2002

To Our Stockholders:

I am pleased to invite you to attend the Annual Meeting of Stockholders of The 3DO Company as detailed below:

Date and Time Wednesday, October 16, at 3:00 p.m.

Place                      The 3DO Company Headquarters
                           200 Cardinal Way
                           Redwood City, CA 94063

                           Directions to our offices may be found on our website at: www.3do.com/companyinfo/direction.html.

Items of Business          1. To elect two Class A directors for a three-year
                              term.

                           2. To approve the 2002 Stock Plan.

                           3. To approve an increase in the number of shares of
                              common stock reserved for issuance under the 1994 Employee Stock Purchase Plan by 375,000.

                           4. To confirm the re-appointment of
                              PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending March 31, 2003

                           5. To transact any other business that may properly
                              come before the meeting.

                           These items are more fully described in the accompanying Proxy Statement.

Record Date                You are entitled to vote if you were a holder of
                           our common stock at the close of business on September 6, 2002.

Voting by Proxy            To assure your representation at the meeting, you are
                           urged to vote your shares by designating your proxies as promptly as possible. You may vote by mail, by telephone, or via the Internet by following the instructions on the enclosed proxy card.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                                   By order of the Board of Directors

                                   William M. (Trip) Hawkins III
                                   Chairman and Chief Executive Officer

                                TABLE OF CONTENTS


Questions and Answers                                                                1

Information Concerning Solicitation and Voting                                       3

Stock Ownership                                                                      4

Proposal 1 - Election of Directors                                                   6

Directors                                                                            7

Board Meetings and Committees                                                        7

Compensation of Directors                                                            8

Executive Officers                                                                   8

Executive Compensation                                                              10

Compensation Committee Report                                                       12

Corporate Performance Graph                                                         15

Proposal 2 - Approval of the 2002 Stock Plan                                        16

Proposal 3 - Approval of an amendment to the 1994 Employee Stock Purchase Plan
             to increase the number of shares reserved for issuance by 375,000      20

Proposal 4 - Confirmation of re-appointment of independent auditors                 22

Audit Committee Report                                                              23

Other Matters                                                                       24

Appendix A - The 3DO Company 2002 Stock Plan                                        25

Appendix B - 1994 Employee Stock Purchase Plan                                      35

Appendix C - Charter for the Audit Committee of the Board of Directors
             of The 3DO Company                                                     38

                              QUESTIONS AND ANSWERS

     Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Questions and Answers section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to The 3DO Company as "we," "us," or "our."

Q. WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING ANNUAL MEETING?

A.   You will be voting on the following:

     o  To elect two Class A directors;
     o To approve the 2002 Stock Plan and reservation of 500,000 shares of common stock thereunder;
     o To approve an increase in the number of shares of common stock reserved for issuance under the 1994 Employee Stock Purchase Plan by 375,000;
     o To confirm the re-appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending March 31, 2003.

Q.   WHO IS ENTITLED TO VOTE?

A. You may vote if you owned our common stock as of the close of business on September 6, 2002. Each share of our common stock is entitled to one vote. As of September 6, 2002, we had 7,814,894 shares of common stock outstanding.

Q.   HOW DO I VOTE BEFORE THE ANNUAL MEETING?

A.   You have three voting options:
     o Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;
     o  By telephone through the number shown on your proxy card; or
     o  By mail by completing, signing and returning the enclosed proxy card.

Q.   MAY I VOTE AT THE ANNUAL MEETING?

A. You may vote your shares of common stock at the meeting if you attend in person. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Q.   MAY I CHANGE MY MIND AFTER I VOTE?

A. You may change your vote at any time before the polls close at the Annual Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the Annual Meeting, (2) voting again by telephone or over the Internet prior to midnight on October 15, 2002, or
     (3) voting again at the Annual Meeting.

Q.   IF I HOLD SHARES THROUGH A BROKER, HOW DO I VOTE THEM?

A. Your broker should have forwarded instructions to you regarding the manner in which you can direct your broker as to how you would like your shares of common stock to be voted. If you have not received these instructions or have questions about them, you should contact your broker directly.

Q.   WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

A. Proxies that are signed and returned but do not contain instructions will be voted FOR the directors and FOR the proposals in this Proxy Statement.

Q.   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A. It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is EquiServe Trust Company, N.A., which may be reached by phone at 781-575-3100; by mail at 150 Royall Street, Canton, MA 02021; or on the Internet at www.equiserve.com.

Q.   HOW MAY I ATTEND THE ANNUAL MEETING?

A. The Annual Meeting is open to all holders of our common stock. The Annual Meeting will be held at our headquarters in Redwood City, California, and directions may be found on our website at www.3do.com/companyinfo/direction.html.

Q.   MAY STOCKHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

A. Yes. Our representatives will answer stockholders' questions of general interest at the end of the Annual Meeting.

Q.   HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A. Your shares of common stock are counted as present at the meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of our outstanding shares of common stock as of August 5, 2002, must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

Q.   WHO WILL COUNT THE VOTES?

A. Employees of EquiServe Trust, N.A. will tabulate the votes and act as the inspector of elections.

Q.   WHY IS MY VOTE IMPORTANT?

A. Unless a majority of the shares outstanding as of the record date are voted or present at the Annual Meeting, we will not have a quorum, and we will be unable to transact any business at the Annual Meeting. In that event, we would need to adjourn the meeting until such time as a quorum can be obtained. Also, proposals 2, 3 and 4 must receive the affrmative vote of a majority of shares voted or present at the Annual Meeting to pass.

Q.   WHERE DO I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A. We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our second quarterly report on Form 10-Q for fiscal 2003. We will file that report with the Securities and Exchange Commission, and you may obtain a copy by contacting the SEC at 800-SEC-0330 for the location of its nearest public reference room. You may also find a copy on the Internet through the SEC's electronic data system called EDGAR at www.sec.gov.

                                 THE 3DO COMPANY

                            PROXY STATEMENT FOR 2002
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of The 3DO Company (the "Board"), a Delaware corporation ("we," "us," or "our"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Wednesday, October 16, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices, located at 200 Cardinal Way, Redwood City, CA 94063. Our telephone number is (650) 385-3000. Directions to our offices may be found on our website at: www.3do.com/companyinfo/direction.html.

     These proxy solicitation materials were mailed on or about September 16, 2002, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Share Ownership

     Stockholders of record at the close of business on September 6, 2002, who owned common stock, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. At the record date (the "Record Date"), 7,814,894 shares of our common stock were issued and outstanding and held of record by approximately 833 stockholders. Also at the Record Date, 15,820 shares of series A convertible preferred stock had been issued and 10,868 shares were outstanding. The series A convertible preferred stock has no voting rights.

Voting and Solicitation

     Proxies properly executed, duly returned to us and not revoked, will be voted in accordance with the specifications given. Where no specifications are given, such proxies will be voted as our management may propose. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment. Each common stockholder is entitled to one vote for each share of common stock held by such stockholders on the record date on the matter presented at the Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "ABSTAIN" are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to the proposal. An abstention will have the same effect as a vote against the proposals. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will be excluded from the calculation of the shares entitled to vote with respect to any proposal for which authorization to vote was withheld. A broker non-vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes will not affect the outcome of the voting on any matter described in this Proxy Statement.

     The New York Stock Exchange has proposed new regulations that would require brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the meeting, in which case, for shares held through a broker or other nominee who is an NYSE member organization, your shares will only be voted in favor of proposals 2 and 3 if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

     The cost of soliciting proxies will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited, personally or by telephone or telegram, by certain of our directors, officers and employees, without additional compensation.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Deadline for Receipt of Stockholder Proposals

     Proposals of our stockholders that such stockholders desire to have included in our proxy materials for our 2003 Annual Meeting of Stockholders must be received by us no later than April 16, 2003, in order that they may be considered for possible inclusion in our proxy statement and form of proxy relating to that meeting.

     If a stockholder wishes to present a proposal at our annual meeting in the year 2003 and the proposal is not intended to be included in the our proxy statement relating to that meeting, the stockholder must give advance notice to us during the period prior to such meeting that is determined in accordance with the Bylaws (the "Bylaw Notice Period"), as described below in the section entitled "Other Matters." The Bylaw Notice Period with respect to the 2003 Annual Meeting will run from July 18, 2003, until August 17, 2003, assuming that the annual meeting is held within 30 days before and 60 days after October 16, 2003 (the anniversary of this year's Annual Meeting). If a stockholder gives notice of a proposal outside of the Bylaw Notice Period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

     The Bylaw Notice Period with respect to this year's Annual Meeting was from June 21, 2002, until July 21, 2002. No stockholder gave notice of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting.

Stock Ownership

     The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of September 6, 2002, by

   o each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
   o each director;
   o the executive officers listed in the Summary compensation Table; and
   o all current executive officers and directors as a group.

--------------------------------------------------------------------------------
                                                   Shares Beneficially Owned (1)
                Five Percent Stockholders,        ------------------------------
              Directors and Executive Officers            Number    Percent
--------------------------------------------------------------------------------
Gaia Offshore Master Fund, Ltd.                        417,753  (2)   5.1%
     750 Lexington Ave.
     New York, NY  10022
--------------------------------------------------------------------------------
HFTP Investment, LLC
     750 Lexington Ave.                                462,587  (3)   5.6%
     New York, NY  10022
--------------------------------------------------------------------------------
William M. (Trip) Hawkins III
     200 Cardinal Way                                3,111,678  (4)  36.0%
     Redwood City, California  94063
--------------------------------------------------------------------------------
James Alan Cook                                        129,143  (5)   1.6%
--------------------------------------------------------------------------------
William H. Dully                                         3,126  (6)   *
--------------------------------------------------------------------------------
Stephen E. Fowler                                       66,023  (7)   *
--------------------------------------------------------------------------------
Richard A. Gelhaus                                           0        *
--------------------------------------------------------------------------------
Richard J. Hicks III                                     7,645  (8)   *
--------------------------------------------------------------------------------
David J. Klein                                          26,672  (9)   *
--------------------------------------------------------------------------------
William A. Hall                                         28,856 (10)   *
--------------------------------------------------------------------------------
H. William Jesse, Jr.                                   29,625 (11)   *
--------------------------------------------------------------------------------
Richard S. F. Lehrberg                                   5,729 (12)   *
--------------------------------------------------------------------------------
All executive officers and directors                 3,437,690 (13)  38.4%
as a group (10 persons)
--------------------------------------------------------------------------------

*Less than 1%.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of common stock beneficially owned. As of September 6, 2002, there were 7,814,894 shares of common stock outstanding. This number does not include shares of treasury stock.
(2) Represents common shares convertible from Series A redeemable convertible preferred shares as of September 6, 2002.
(3) Represents common shares convertible from Series A redeemable convertible preferred shares as of September 6, 2002.
(4) Includes 517,171 shares subject to an option exercisable within 60 days of September 6, 2002. Includes 322,753 shares subject to warrants exercisable within 60 days of September 6, 2002.
(5) Includes 127,816 shares subject to an option exercisable within 60 days of September 6, 2002.
(6) Includes 3,126 shares subject to an option exercisable within 60 days of September 6, 2002.
(7) Includes 62,320 shares subject to an option exercisable within 60 days of September 6, 2002.
(8)  Includes 997 shares held by Mr. Hicks' spouse.
(9) Includes 26,672 shares subject to an option exercisable within 60 days of September 6, 2002.
(10) Includes 25,000 shares subject to an option exercisable within 60 days of September 6, 2002.
(11) Includes 25,000 shares subject to an option exercisable within 60 days of September 6, 2002
(12) Includes 5,729 shares subject to an option exercisable within 60 days of September 6, 2002.
(13) Includes shares held beneficially by executive officers and directors as shown in the footnotes to the foregoing table. Includes 1,146,311 shares subject to options and warrants exercisable within 60 days of September 6, 2002, by all current executive officers and directors.

                                   PROPOSAL 1

                            ELECTION OF TWO DIRECTORS

     Two Class A directors are to be elected at the Annual Meeting. Our Restated Certificate of Incorporation provides for a classified Board of Directors so that, as nearly as possible, one-third of our Board of Directors is elected each year to serve a three-year term. Currently, the Board of Directors consists of four directorships with staggered terms expiring at this Annual Meeting and at the Annual Meetings of Stockholders in 2003 and 2004. William A. Hall and Richard S. F. Lehrberg are the directors whose terms as a director expire at this Annual Meeting. Mr. Hall and Mr. Lehrberg have been nominated by the Board of Directors for re-election as directors at the Annual Meeting, each for a three-year term that will expire at the 2005 Annual Meeting of Stockholders. Mr. Hall was previously elected by the stockholders. Mr. Lehrberg was appointed by the Board of Directors on November 28, 2001, to fill a vacancy left by Charles Hirschhorn, who resigned from the Board of Directors effective September 19, 2001. If Mr. Hall and Mr. Lehrberg are re-elected as directors at the Annual Meeting, they will serve until their successors have been duly elected and qualified.

----------------------------------------------------------------------------
Name of Nominee             Age     Company Position      Director Since
----------------------------------------------------------------------------
William A. Hall              70         Director               1997
----------------------------------------------------------------------------
Richard S. F. Lehrberg       54         Director               2001
----------------------------------------------------------------------------

     William A. Hall has been one of our directors since June 1997. Mr. Hall has been a partner in Lincolnshire Management, Inc., a private equity investment firm, since June 1994. Since 1993, he has also been the Vice Chairman and majority stockholder of U.S. Animation, Inc., a video animation conglomerate, and since 1991, the owner of W.A.H. Management/Consulting, a management consulting firm. He founded Sight & Sound Distributing Company, a wholesale distributor of video media, in December 1984 and served as its President and Chief Executive Officer until 1999. Mr. Hall is also a director of Chromium Graphics, Inc.; Northsound Music, Inc.; Orlimar Golf; Valley Media, an international distributor of CDs and videos; and Lincolnshire Management, Inc. Mr. Hall's term as a director expires at the 2002 Annual Meeting of Stockholders.

     Richard S. F. Lehrberg has been a director since November 2001. Since January 2000, he has been head of Lehrberg Associates, an international licensing and distribution consultant. Previously he was Executive Vice President of Interplay Entertainment, a video game publisher, from February 1991 to December 1999, and he served on Interplay's board of directors from February 1991 to September 2001. Mr. Lehrberg's term as a director expires at the 2002 Annual Meeting of Stockholders.

Required Vote

     Those nominees receiving the greatest number of affirmative votes at the Annual Meeting will be elected to the Board of Directors. Accordingly, directions to withhold authority and broker non-votes will have no effect on the outcome of the vote. Our Restated Certificate of Incorporation does not allow for cumulative voting in the election of directors. A stockholder executing the enclosed proxy may vote for the nominee or may withhold such vote from the nominee. In each case where the stockholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such stockholder's specifications. Although it is not contemplated that our nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy will have the authority to vote for the election of any nominee designated by the Board of Directors to fill any vacancy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors

         The members of our Board of Directors and certain information about them (including terms of service) are set forth below:


-----------------------------------------------------------------------------------------
                                                                               Director
              Director                Age       Company Positions               Since
-----------------------------------------------------------------------------------------
William M. (Trip) Hawkins III         48   Chairman of the Board and            1991
                                           Chief Executive Officer
-----------------------------------------------------------------------------------------
William A. Hall (1) (2) (3)           70   Director                             1997
-----------------------------------------------------------------------------------------
H. William Jesse, Jr. (1) (2) (3)     50   Director                             1997
-----------------------------------------------------------------------------------------
Richard S. F. Lehrberg (1) (2) (3)    54   Director                             2001
-----------------------------------------------------------------------------------------

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nominating Committee

     Information concerning Mr. Hall and Mr. Lehrberg may be found under the caption "Proposal One - Election of Two Directors" above.

     William M. (Trip) Hawkins III, our founder, has been Chairman of the Board and Chief Executive Officer since September 1991. He also served as our President from September 1991 until October 1995, and he served as Secretary from September 1991 through February 1993. Mr. Hawkins' term as a director expires at the 2004 Annual Meeting of Stockholders.

     H. William Jesse, Jr. has been a director since September 1997. He is Chairman of Jesse Hansen & Co, an organization of strategic and financial advisors to high-growth consumer companies. He founded the firm in 1986 and served as its President and CEO through March of 1998. Mr. Jesse has been a director of Peet's Coffee & Tea, Inc. since August 1998 and served as Chairman of the Board from January 2001 to May 2002. From 1988 to April 2002, Mr. Jesse served as Chairman and CEO of Vineyard Properties Corporation, a developer of wine grape vineyards. Mr. Jesse's term as a director expires at the 2003 Annual Meeting of Stockholders.

Board Meetings and Committees

     Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. Directors Hall, Jesse, and Lehrberg are currently the members of the Audit Committee, which reviews the results and scope of the audit and other services provided by our independent auditors; the Compensation Committee, which makes recommendations concerning salaries and incentive compensation for our employees; and the Nominating Committee, which reviews and makes recommendations on the composition of the Board of Directors and its committees and evaluates and recommends candidates for election to the Board of Directors.

     During our 2002 fiscal year, the Board of Directors met six times and took action by written consent eight times; the Audit Committee met four times; the Compensation Committee met four times and took action by written consent four times; and the Nominating Committee met once. In fiscal year 2002, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held when he was a director and of the committees of the Board of Directors held during the period that he served as a committee member.

Compensation of Directors

     Directors receive no fees for services provided in that capacity but are reimbursed for out-of-pocket expenses in connection with attendance at Board of Directors' meetings.

     Pursuant to the terms of the 1995 Director Option Plan, as amended, each non-employee director is automatically granted an option to purchase 6,250 shares of our common stock upon his or her election as a director. Yearly thereafter on the date of the Annual Meeting of Stockholders, each non-employee director is also granted automatically an option for the number of shares for subsequent options, which are determined according to the following schedule:

     6,250 shares if the fair market value of our common stock on the grant date is less than $120.00 per share;

     5,000 shares if the fair market value of our common stock on the grant date between $120.00 and $160.00 per share;

     3,750 shares if the fair market value of our common stock on the grant date is between $160.00 and $240.00 per share;

     2,500 shares if the fair market value of our common stock on the grant date is between $240.00 and $400.00 per share;

     1,250 shares if the fair market value of our common stock on the grant date is $400.00 or more per share.

Executive Officers

     Our executive officers and certain information about them as of September 6, 2002 are listed below:


---------------------------------------------------------------------------------------------------------
            Name                 Age                               Positions
---------------------------------------------------------------------------------------------------------
William M. (Trip) Hawkins III    48   Chairman of the Board and Chief Executive Officer
---------------------------------------------------------------------------------------------------------
James Alan Cook                  53   Executive Vice President, General Counsel and Secretary
---------------------------------------------------------------------------------------------------------
William H. Dully                 38   Chief Operating Officer
---------------------------------------------------------------------------------------------------------
Stephen E. Fowler                43   Executive Vice President, Business Development & President, 3DO
                                      Europe Ltd.
---------------------------------------------------------------------------------------------------------
Richard A. Gelhaus               59   Senior Vice President and Chief Financial Officer
---------------------------------------------------------------------------------------------------------
Paul Grace                       43   Senior Vice President, Product Development
---------------------------------------------------------------------------------------------------------
Dominic Wheatley                 43   Chairman of the Board, 3DO Europe Ltd.
---------------------------------------------------------------------------------------------------------

     Information concerning Mr. Hawkins may be found under the caption "Directors" above.

     James Alan Cook became our Executive Vice President, General Counsel and Secretary in April 1996. He had been Senior Vice President, General Counsel and Secretary since July 1994, and from January 1993 until July 1994, he served as our Vice President, General Counsel and Secretary. From January 1990 until January 1993, he was a partner in the law firm of Cook and Lefevre.

     William H. Dully joined us as our Chief Operating Officer in January 2002. From January 1998 to December 2001 he served as Chief Operating Officer of The Upper Deck Company, a publisher of trading cards. From 1993 to December 1997, Mr. Dully served as Director of Sales & Operations of Upper Deck Authenticated, a subsidiary of The Upper Deck Company.

     Stephen E. Fowler was appointed our Executive Vice President and President of 3DO Europe, Ltd. in July 2000. Previously, he served as our Senior Vice President, Operations and President of 3DO Europe, Ltd. from June 1999 to July 2000; Senior Vice President, Sales & Operations from April 1998 to June 1999; Senior Vice President, Operations from May 1997 to April 1998; Vice President, Operations from October 1995 to May 1997; Vice President, Developer & Customer Services from June 1994 to October 1995; and Senior Director, Developer Services from January 1993 to June 1994. Mr. Fowler has resigned from 3DO effective September 25, 2002.

     Richard A. Gelhaus joined us in March 2002 as Senior Vice President and Chief Financial Officer. From June 2000 to December 2001, he served as Chief Financial Officer of the Brodia Group, an Internet-based startup. He was Chief Financial Officer of Re: Solutions Group, Inc., a software consulting and staffing company, from July 1999 to April 2000; Group Vice President and Chief Financial Officer of Tri Valley Growers, a food processor, from April 1998 to July 1999; and Chief Financial Officer and Senior Vice President of Centura Software Corp., a developer of software and client server tools, from January 1996 to January 1998. Mr. Gelhaus has also held senior financial positions at video game publishers Spectrum Holobyte, Inc. and Sierra On-Line, Inc.

     Paul Grace was appointed Senior Vice President, Product Development in April 2000. Previously he served as Vice President, Product Development from May 1999 to April 2000. From September 1995 to May 1999, Mr. Grace was a Vice President, Executive in charge of production at Electronic Arts, a video game publisher.

     Dominic Wheatley was appointed Chairman of the Board of 3DO Europe Ltd. in May 1999. He is also Chairman of Highway Capital Plc, an investment firm; director of Telecom Plus Plc, a telecommunications company; and a director of Statpro Group Plc, a company specializing in investment analysis software. Mr. Wheatley founded Domark Software (later renamed Eidos), a video game publisher, in 1984 and served as Chief Operating Officer of Eidos Plc and Chief Executive Officer of Eidos Interactive from 1984 through 1996.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     The members of our Board of Directors, our executive officers and persons who hold more than 10 percent of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of our securities and their transactions in such securities. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their transactions and holdings for the fiscal year ending March 31, 2002, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2002 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner, except that Stephen E. Fowler and
H. William Jesse, Jr. each were late in filing one Form 4.

Certain Transactions and Reports

     Our Restated Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Our Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. We have indemnification agreements with our directors and officers that may require us, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct or of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

     On October 9, 2001 we sold 591,626 shares of common stock at $16.48 per share. As part of the transaction, we also issued 177,488 warrants to purchase our common stock, which were fully executable, with an exercise price of $18.16 per share. Mr. Hawkins purchased 491,626 of these shares and was issued 147,488 warrants to purchase common stock on terms equivalent with third party purchasers. We also issued warrants to these investors to purchase 256,947 shares of our common stock at $22.16 per share.

     On December 10, 2001, we issued a total of 15,820 shares of redeemable convertible Series A preferred and warrants to purchase 2,362,429 shares of common stock for an aggregate purchase price of $15.8 million. Two immediate relatives of Mr. Hawkins purchased 2,200 shares of the convertible preferred stock and were issued 35,733 of the warrants to purchase common stock. At March 31, 2002 all of the warrants of the immediate relatives were outstanding and 200 shares of the convertible preferred stock had been converted.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us to our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer (collectively the "Named Officers") during the last fiscal year.


                                               SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------
                                                         Annual
                                                      Compensation
                                                                            Long-Term
                                          Fiscal                           Compensation         All Other
Name and Principal Position                Year      Salary     Bonus     Options/SARs #     Compensation(1)
----------------------------------------------------------------------------------------------------------------
Trip Hawkins                               2002        $1,681       -0-                  0                    0
   Chairman and Chief                      2001      $250,076       -0-            365,625                 $660
   Executive Officer                       2000      $295,000       -0-             62,500                 $660
----------------------------------------------------------------------------------------------------------------
James Alan Cook                            2002      $310,578       -0-             21,250            $2,224(2)
   Executive Vice President,               2001      $311,346       -0-             35,000                 $660
   General Counsel, and Secretary          2000      $297,308   $15,000              3,125          $509,098(3)
----------------------------------------------------------------------------------------------------------------
William H. Dully                           2002       $76,832         0             62,500           $50,031(4)
   Chief Operating Officer
----------------------------------------------------------------------------------------------------------------
Stephen E. Fowler                          2002      $288,610       -0-             21,250           $59,122(5)
   Executive Vice President, 3DO &         2001      $299,932       -0-             37,500            $2,329(6)
   President, 3DO Europe, Ltd.             2000      $222,577   $35,400              9,376          $654,812(7
----------------------------------------------------------------------------------------------------------------
Richard J. Hicks III(8)                    2002      $219,814       -0-             11,250                 $526
   Former Senior Vice President,           2001      $278,782       -0-             37,500                 $660
   Product Development                     2000      $214,615   $30,000              6,250                 $565
----------------------------------------------------------------------------------------------------------------
David J. Klein(9)                          2002      $206,432       -0-             16,251                 $485
   Former Senior Vice President, Sales     2001      $215,305       -0-             25,000                 $568
----------------------------------------------------------------------------------------------------------------

(1)  The amounts include premiums paid by us for group term life insurance.
(2) Includes compensation of $1,504 realized upon the sale of shares acquired through the 1994 Employee Stock Purchase Plan.

(3) Includes compensation of $508,438 realized upon the sale of shares acquired through the exercise of vested stock options.
(4)  Includes $50,000 in relocation expenses paid by us.
(5) Includes compensation of $55,989 realized upon the sale of shares acquired through the exercise of vested stock options and $2,441 imputed income for domestic partner benefits coverage.
(6) Includes compensation of $1,669 realized upon the sale of shares acquired through the 1994 Employee Stock Purchase Plan.
(7)  Includes compensation of
     $57,936 realized upon the sale of shares acquired through the 1994 Employee Stock Purchase Plan and compensation of $596,876 realized upon the sale of shares acquired through the exercise of vested stock options.
(8)  Mr. Hicks resigned as our officer in March 2002.
(9)  Mr. Klein resigned as our officer in June 2002.

     The following table sets forth certain information concerning grants of stock options to each of the Named Officers during the fiscal year ended March 31, 2002. The table also sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. Actual gains, if any, on option exercises are dependent on the future performance of our common stock and overall market conditions.


                                             OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------
                                                     % of                                Potential Realizable Value
                                                     Total                                 At Assumed Annual Rates
                                                    Options                               of Stock Price Appreciation
                                                    Granted                                For Option Term (3)
                                                  to Employees                             ---------------
                           Date        Options     in Fiscal     Option    Expiration
         Name             Granted    Granted (1)    Year (2)     Price        Date             5%              10%
-----------------------------------------------------------------------------------------------------------------------
Hawkins, Trip                                   0        0.00%                                      0                 0
-----------------------------------------------------------------------------------------------------------------------
Cook, James Alan            7/11/01        11,250        1.70%     $26.40       7/11/11   $186,781.71       $473,341.51
                           11/28/01        10,000        1.51%     $16.40      11/28/11   $103,138.72       $261,373.76
-----------------------------------------------------------------------------------------------------------------------
Dully, William H.           1/18/02        62,500        9.43%     $13.04       1/18/02   $512,549.12     $1,298,900.10
-----------------------------------------------------------------------------------------------------------------------
Fowler, Stephen E.          7/11/01        11,250        1.70%     $26.40       7/11/11   $186,781.71       $473,341.51
                           11/28/01        10,000        1.51%     $16.40      11/28/11   $103,138.72       $261,373.76
-----------------------------------------------------------------------------------------------------------------------
Hicks III, Richard J.       7/11/01        11,250        1.70%     $26.40       7/11/11   $186,781.71       $473,341.51
-----------------------------------------------------------------------------------------------------------------------
Klein, David J.             7/11/01         7,500        1.13%     $26.40       7/11/11   $124,521.13       $315,561.01
                           11/28/01         8,750        1.32%     $16.40      11/28/11    $90,246.38       $228,702.04
-----------------------------------------------------------------------------------------------------------------------

(1) The options referenced in the foregoing table are intended to be incentive stock options to the extent permitted by applicable law. Our 1993 Incentive Stock Plan (the "Incentive Plan") also provides for the grant of non-qualified stock options. Incentive stock options may be granted under the Incentive Plan at an exercise price no less than market value on the date of grant. For so long as our common stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the common stock. Non-qualified options may be granted at an exercise price of no less than 85% of market value on the date of grant. Options generally become exercisable as to 25% of the shares subject to the option one year after commencement of employment or the option grant date, and as to the remainder in equal monthly installments (accrued on a monthly basis) over the succeeding 36 months. The options granted on July 11,

     2001, vest in full and become exercisable on July 1, 2005. In addition, options accelerate in full and become immediately exercisable upon a merger, unless such options are assumed or replaced by equivalent options by the successor corporation. Options generally terminate on the earlier of three months after termination of the optionee's employment by or services to us, or ten years after grant.

(2) We granted options to purchase 650,210 shares of common stock to employees in fiscal year 2002.

(3) The 5% and 10% assumed annualized rates of compound stock price appreciation are based on the exercise prices shown in the table, are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or a projection by us of our future common stock prices.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

         None of the unexercised options was in the money at March 31, 2002.

 -----------------------------------------------------------------------------
                                                        Number of Securities
                          Shares                        Underlying Unexercised
                          Aquired                               Options
                             On        Value               At March 31, 2002
 Name                     Exercise    Realized        Exercisable Unexercisable
 ------------------------------------------------------------------------------
 Hawkins, Trip                0                        450,755          252,371
 ------------------------------------------------------------------------------
 Cook, James Alan             0                        110,442           48,183
  -----------------------------------------------------------------------------
 Dully, William H.            0                              0           62,500
 ------------------------------------------------------------------------------
 Fowler, Stephen E.       3,126     $55,988.52          48,735           54,017
 ------------------------------------------------------------------------------
 Hicks III, Richard J.        0                         47,056                0
 ------------------------------------------------------------------------------
 Klein, David J.              0                         16,671           39,580
 ------------------------------------------------------------------------------
    Total                 3,126     $55,988.52         673,659          456,651
 ------------------------------------------------------------------------------

                          COMPENSATION COMMITTEE REPORT

     The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

General

     Since our initial public offering in May 1993, the Compensation Committee of the Board of Directors has administered our management compensation policies and plans. We are a standing committee comprised of non-employee directors. We approve an annual base salary for each executive officer, including the Chief Executive Officer ("CEO"), and the criteria under which cash incentive bonuses, if any, may be paid. We also have the authority to grant options under the Incentive Plan.

     We believe that the compensation of our executive officers should be significantly influenced by our performance and that a substantial portion of executives' incentives should come from equity. We also understand the need for changing compensation strategies in a rapidly evolving and highly competitive industry. our success is highly dependent on the personal efforts of the Company's executive staff.

Compensation Vehicles

     In fiscal 2002, our cash- and equity-based compensation program focused on attracting and retaining key employees to work at a public company, which is relying on their expertise to return us to profitability. Consistent with this long-term orientation and in an effort to align compensation incentives with stockholder goals, our compensation packages have included salaries competitive with comparable positions in the technology industry and significant stock option grants.

     Cash Compensation. Before determining compensation with respect to new officers during the past fiscal year, we reviewed base salaries proposed by Mr. Hawkins and evaluated each new officer's experience and proposed responsibilities and the salaries of similarly situated executives, including a comparison to base salaries for comparable positions at other companies. As part of a comprehensive cost-cutting program, we reduced all salaries by 10 percent in October 2001.

     Either the Board of Directors or the Compensation Committee may award cash bonuses for exceptional contributions to our success. No cash bonuses were awarded for fiscal 2002.

     Stock Option Program. We grant options as an incentive to employees, including all executive officers, who are expected to contribute materially to our future success. We believe stock options encourage the achievement of superior results over time and align employee and stockholder interests. Through December 31, 1999, the option program incorporated five-year vesting periods to encourage our executives to continue in our employ. Stock options granted after January 1, 2000, generally have four-year vesting periods. It is our practice to set option exercise prices at 100% of the fair market value of our common stock on the date of grant.

     We approve initial stock option grants for all officers in connection with commencement of each officer's employment. These stock option grants are based primarily on the scope of the officer's responsibilities and expected contribution to our business, the cash compensation that the officer had received in his/her prior employment, the competitive environment, and the cash compensation we propose to pay. With our approval, additional options are granted in some cases in light of the individual's achievement of specific goals set jointly by the officer and the CEO, and the individual's level of vested and unvested options.

     CEO Compensation. In February 2001, at Mr. Hawkins' request, we reduced his salary to $1,040 per year, and we did not adjust his salary in fiscal 2002. We did not grant Mr. Hawkins any additional stock options.

     IRS Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of such $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. None of our executive officers' cash compensation approached the $1 million limit in fiscal year 2002. The principal non-cash compensation of our executives is through the grant of stock options. The provisions of Section 162(m) merit consideration, however, because, under certain circumstances, the difference between the fair market value and the exercise price of options, measured at the time of exercise, could be included in the calculation under Section 162(m) of the executive officers' compensation in the time period in which the exercise occurs. This result can be avoided if the plans under which such options are granted comply with certain requirements at the time of grant, including administration by a committee consisting solely of two or more non-employee directors, and stockholder approval of the terms of the plan, including approval of an annual limit stated in the plan on the number of shares with respect to which options may be granted to any employee. Our Incentive Plan is designed and administered to meet such requirements.

Summary

         We believe that our compensation policy as practiced to date by the Compensation Committee and the Board of Directors has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Our compensation policy will evolve over time as we attempt to achieve the many short-term goals we face while maintaining our focus on building long-term stockholder value through growth of our software publishing business.

         Respectfully Submitted,

         William A. Hall         H. William Jesse, Jr.   Richard S. F. Lehrberg

Corporate Performance Graph

     The following graph shows a comparison of cumulative total stockholder return on our common stock from March 31, 1997 through March 31, 2002, compared with the Nasdaq Stock Market (U.S.) Index and the JP Morgan H & Q Technology Index. The graph is presented pursuant to SEC rules. We believe that while total stockholder return can be an important indicator of corporate performance, the stock prices of companies like us are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the prices of technology stocks.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG THE 3DO COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE JP MORGAN H & Q TECHNOLOGY INDEX

*$100 Invested on 3/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

[THE FOLLOWING INFORMATION WAS ALSO REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                  3/31/97   3/31/98   3/31/99    3/31/00    3/31/01   3/31/02
                                  -------   -------   -------    -------    -------   -------
The 3DO Company                   $100.00  $102.38    $203.57    $369.07    $76.19    $ 38.86
Nasdaq Stock Market - U.S. Index  $100.00  $151.57    $204.77    $380.94    $152.35   $153.42
JP Morgan H & Q Technology Index  $100.00  $148.93    $208.36    $481.99    $193.16   $172.02

                                   PROPOSAL 2

                                 2002 STOCK PLAN

     At our Annual Meeting, will ask you to approve our 2002 Stock Plan, which is further described below. Our current stock option plan, the Incentive Plan, will expire in February 2003. The 2002 Stock Plan is a broad-based plan in which all employees are eligible to participate. Stock options are an integral part of our overall compensation strategy.

     Our Board of Directors adopted the 2002 Stock Plan and reserved 500,000 shares of our common stock for issuance thereunder subject to stockholder approval, plus (a) any shares of common stock which have been reserved but not issued under our Incentive Plan as of the date of stockholder approval of the 2002 Stock Plan, (b) any shares of common stock returned to the Incentive Plan as a result of termination of options granted under the Incentive Plan, and (c) an annual increase to be added on the first day of our fiscal year beginning in 2003 equal to the lesser of (i) 300,000 shares of common stock, (ii) 2% of the outstanding shares of common stock on such date, or (iii) a lesser amount determined by the Board of Directors. As of September 6, 2002, there were 2,711,041 options outstanding and 1,150,248 shares reserved but not issued under our Incentive Plan. The 2002 Stock Plan is intended to replace the Incentive Plan, which the Board of Directors intends to terminate after approval of the 2002 Stock Plan. As of the date of this Proxy Statement, no options had been granted pursuant to the 2002 Stock Plan.

General Description of the 2002 Stock Plan

     The purpose of the 2002 Stock Plan is to help us attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants and the employees and consultants of our parent and subsidiary companies and to promote the success of our business. Options granted under the 2002 Stock Plan may be either "incentive stock options" or nonstatutory stock options.

Administration

     The 2002 Stock Plan may generally be administered by the Board of Directors or a committee appointed by the Board of Directors, referred to as the administrator. The administrator may make any determinations deemed necessary or advisable for the 2002 Stock Plan.

Eligibility

     Nonstatutory stock options may be granted to our employees, directors and consultants and to employees and consultants of any of our parent or subsidiary companies. Incentive stock options may be granted only to our employees and to employees of any of our parent or subsidiary companies. The administrator, in its discretion, selects which of our employees, directors and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

Limitations

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, the 2002 Stock Plan provides that no service provider may be granted, in any fiscal year, options to purchase more than 750,000 shares of our common stock, except that, in connection with a service provider's initial service to us, such service provider may be granted options to purchase up to an additional 750,000 shares.

Terms and Conditions of Options

     Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following terms and conditions:

     Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of incentive stock options may not be less than 100% of the fair market value of our common stock on the date such option is granted, and the exercise price of a nonstatutory stock option may not be less than 85% of the fair market value of our common stock on the date such option is granted; provided, however, that the exercise price of an option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of our common stock is generally determined with reference to the closing sale price for our common stock (or the closing bid if no sales were reported) on the date the option is granted.

     Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option; provided, however, that options granted to service providers other than officers, directors and consultants must vest at the rate of at least 20% per year over five years from the date the option is granted. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2002 Stock Plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercises, reduction in any liability we may owe to an optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     Term of Option. The term of an option may be no more than 10 years from the date of grant; provided, however, that in the case of an option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

     Termination of Service. If an optionee's service relationship with us terminates for any reason (excluding death or disability), then, unless the administrator provides otherwise, the optionee may generally exercise the option within three months of such termination to the extent that the option is vested on the date of termination, but in no event may the administrator provide the optionee with less than 30 days to exercise the option following such termination nor may the optionee exercise the option later than the expiration of the term of such option as set forth in the option agreement. If an optionee's service relationship with us terminates due to the optionee's death or disability, then, unless the administrator provides otherwise, the optionee or the optionee's personal representative, estate, or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination.

     Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the 2002 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Stock Plan as may be determined by the administrator.

Adjustments Upon Changes in Capitalization.

     In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other of our securities, or other change in our corporate structure affecting our common stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2002 Stock Plan, may (in its sole discretion) adjust the number and class of shares that may be delivered under the 2002 Stock Plan and/or the number, class, and price of shares covered by each outstanding option.

     In connection with our merger with or into another corporation or our "change of control," as defined in the 2002 Stock Plan, each outstanding option, except options granted to directors who are not also employees, shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In the event options are not assumed or substituted for, the administrator shall notify the optionee that the option is fully exercisable for 15 days from the date of such notice and that the option terminates upon expiration of such period. Options granted to non-employee directors accelerate automatically on a change of control.

Amendment and Termination of the Plan.

     The Board of Directors may amend, alter, suspend or terminate the 2002 Stock Plan, or any part thereof, at any time and for any reason. However, we will obtain stockholder approval for any amendment to the 2002 Stock Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board of Directors or stockholders may alter or impair any option previously granted under the 2002 Stock Plan without the written consent of the optionee. Unless terminated earlier, the 2002 Stock Plan shall terminate 10 years from the date the 2002 Stock Plan was adopted by the Board of Directors.

Federal Income Tax Consequences

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also our officer, director, or 10% stockholder. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     The foregoing is only a summary of the effect of federal income taxation upon us and optionees with respect to the grant and exercise of options under the 2002 Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

2002 Plan Benefits

     The grant of options under the 2002 Stock Plan is subject to the discretion of the administrator. As of the date of this Proxy Statement, there has been no determination by the administrator with respect to awards under the 2002 Stock Plan. Accordingly, we cannot now determine the exact number of options to be granted in the future to the executive officers named under "Executive Compensation -- Summary Compensation Table," all current executive officers as a group or all employees (including current officers who are not executive officers) as a group. See "Executive Officer Compensation -- Option Grants in Last Fiscal Year and Aggregate Option Exercises in Last Fiscal Year" for the number of stock options granted to the executive officers named in the Summary Compensation Table in the fiscal year ended March 31, 2002. In the fiscal year ended March 31, 2002, options to purchase 122,500 shares of our common stock were granted to all current executive officers as a group, and options to purchase 527,650 shares of our common stock were granted to all employees as a group (including current officers who are not executive officers) under the 1993 Incentive Stock Plan. No options to purchase shares of our common stock were granted to Trip Hawkins, who holds more than 5% of the options outstanding. No options in the 1993 Incentive Stock Plan were granted to current directors who are not our executive officers.

Equity Compensation Plan Information

------------------------------------------------------------------------------------------------------
Plan Category             Number of Securities     Weighted-average         Number of securities
                          to be issued upon        exercise price of        remaining available
                          exercise of              outstanding options,     for future issuance
                          outstanding options,     warrants and rights      under equity
                          warrants and rights                               compensation plans
                                                                            (excluding securities
                                                                            reflected in column (a))
                          (a)                      (b)                      (c)
------------------------------------------------------------------------------------------------------
Equity compensation           2,767,291 (1)              $24.3647                1,225,652 (2)
plans approved by
security holder
------------------------------------------------------------------------------------------------------
Equity compensation
plans not approved
by security holders                   0                         0                        0
------------------------------------------------------------------------------------------------------
Total                         2,767,291                  $24.3647                1,225,652
------------------------------------------------------------------------------------------------------

(1) Includes 2,711,041 options issued and outstanding in the 1993 Incentive Stock Plan with an average exercise price of $24.2590 per share and 56,250 options issued and outstanding in the 1995 Director Plan with an average exercise price of $29.4622 per share.
(2) Includes 45,204 shares available for issuance in the 1994 Employee Stock Purchase Plan.

Required Vote

     Approval of the 2002 Stock Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter. An abstention will have the same effect as a vote against the proposal. Broker non-votes will not be considered shares entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
     THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 375,000 SHARES

     At the Annual Meeting, we will ask you to approve an increase in the number of shares reserved for issuance under the 1994 Employee Stock Purchase Plan (the "ESPP") as set forth below. Through September 2000, the Board of Directors had authorized, and the stockholders had approved, the reservation of 375,000 shares of common stock for issuance under the ESPP. At September 6, 2002, 579,796 shares had been purchased in the ESPP, and 45,204 shares remained available for purchase. In recognition of our need to attract and retain qualified employees in a highly competitive environment, and as the result of accounting rules more fully described below, in June 2002 the Board of Directors increased the number of shares of common stock reserved thereunder by an additional 375,000 shares. The ESPP is a significant element of our overall compensation and benefits plans.

Accounting Rules

     Generally accepted accounting principles require us to record a charge to earnings if certain conditions apply to an employee stock purchase plan that qualifies under Section 423 of the Internal Revenue Code. Generally, if (i) at the beginning of an offering period, the shares reserved for issuance under an employee stock purchase plan are insufficient to cover all shares issuable throughout the offering period, (ii) stockholders subsequently approve additional shares allocable to an offering period that commenced prior to the stockholder approval date, and (iii) the fair market value of the stock subject to the plan on the subsequent stockholder approval date is higher than the fair market value on the date when the offering period commenced, then we will be required to record a charge to earnings to reflect the theoretical compensatory element of the difference in fair market value.

     The ESPP provides for 12-month offering periods consisting of two, six-month purchase periods, and a new offering period begins every six months (see Appendix B regarding Purchase Plan Offering Periods and Purchase Periods). In order to avoid a potential earnings charge, the number of shares reserved for issuance under the 1994 Plan must never be permitted to decline below a level required to maintain at least 12 months of projected purchases.

     Two variables that may affect the amount of an earnings charge are substantial hiring of new personnel, which affects new enrollments to the plan, and volatility over time in the market value of our common stock. In order to minimize the possibility or extent of such charges in the future, the Board of Directors has approved an increase of 375,000 shares to cover the needs of the ESPP for at least the next 12 months, thus avoiding a charge to earnings.

     The ESPP is described in detail in Appendix B.

Plan Benefits

     The following table sets forth certain information concerning the purchase of common stock under the ESPP by each executive officer named under "Executive Compensation - Summary Compensation Table"; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees, including all current officers who are not executive officers, as a group. The purchases of stock under the ESPP are made at the discretion of participants, subject to the limitations described above. Accordingly, future purchases under the ESPP are not determinable.


                              Amended Plan Benefits
                        1994 Employee Stock Purchase Plan

------------------------------------------------------------------------------------------------------------
                                                                            Purchase Period
                                                       -----------------------------------------------------
                                                         8/16/01 Through 2/15/02   2/18/02 Through 8/15/02
                                                       -----------------------------------------------------
                                                         Purchase      Number of    Purchase    Number of
Name of Individual or Number in Group                   Price (1)       Shares      Price (1)     Shares
------------------------------------------------------------------------------------------------------------
Trip Hawkins (2)                                                0           0           0           0
------------------------------------------------------------------------------------------------------------
James Alan Cook                                            $5.168         568           0           0
------------------------------------------------------------------------------------------------------------
William H. Dully                                                0           0           0           0
------------------------------------------------------------------------------------------------------------
Stephen E. Fowler                                               0           0           0           0
------------------------------------------------------------------------------------------------------------
Richard J. Hicks III                                       $5.168       1,470           0           0
------------------------------------------------------------------------------------------------------------
David J. Klein                                                  0           0           0           0
------------------------------------------------------------------------------------------------------------
All current executive officers, as a group (7)             $5.168       3,508           0           0
------------------------------------------------------------------------------------------------------------
All current directors who are not executive officers,
as a group (3)                                                  0           0           0           0
------------------------------------------------------------------------------------------------------------
All employees, including all current officers who are
not executive officers, as a group                         $5.168      84,649      $1.564      82,977
------------------------------------------------------------------------------------------------------------

(1) Purchase price depends on the specific purchase period (as defined in the Purchase Plan) in which an individual is enrolled.
(2) As an owner of more than 5% of our outstanding stock, Mr. Hawkins is ineligible to participate in the ESPP.
(3)  Outside Directors are ineligible to participate in the ESPP.

Required Vote

     Approval of the amendment to the ESPP requires the affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote on the matter. An abstention will have the same effect as a vote against the proposal. Broker non-votes will be not be considered shares entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4

                        CONFIRMATION OF RE-APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP to audit our financial statements for the year ending March 31, 2003, and recommends that the stockholders confirm the selection.

     PricewaterhouseCoopers LLP began auditing our financial statements for fiscal year 2001. Information on the selection of PricewaterhouseCoopers LLP is included in the Audit Committee Report.

     Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

     Audit fees billed to us by KPMG LLP and PricewaterhouseCoopers LLP during our 2002 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q and current reports on Form 8-K totaled approximately $225,000.

Financial Information Systems Design and Implementation Fees

     We did not engage KPMG LLP or PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended March 31, 2002.

All Other Fees

     Fees billed to us by KPMG LLP and PricewaterhouseCoopers LLP during our 2002 fiscal year for all other non-audit services rendered to us, including tax related services, totaled approximately $116,000.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of our stockholders.

Required Vote

     The affirmative vote of the holders of a majority of the shares represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending March 31, 2003. An abstention will have the same effect as a vote against the proposal. Broker non-votes will not be considered shares entitled to vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                             AUDIT COMMITTEE REPORT

     The role of the Audit Committee of the Board of Directors is to assist the Board of Directors in its oversight of our accounting, auditing, and financial reporting practices. Among its other functions, the Audit Committee recommends to the Board of Directors the selection of our independent accountants. The Audit Committee operates under a written charter adopted by the Board of Directors, attached to this Proxy Statement as Appendix C. The Audit Committee consists of three non-employee directors, William A. Hall, H. William Jesse, Jr., and Richard S. F. Lehrberg, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules.

     Management is responsible for the preparation, presentation, and integrity of our financial statements, our accounting and financial reporting principles, and our internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and their judgments as to the quality of our accounting principles. In performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Finally the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has discussed with the independent auditors the auditor's independence from us and our management, and has considered whether the provision of non-audit services to us by the independent auditors is compatible with maintaining the auditors' independence.

     KPMG LLP served as our independent auditors through March 12, 2001. After an evaluation of services provided by a number of independent accounting firms, as well as their knowledge of the industry, the Audit Committee and our Board of Directors decided to engage PricewaterhouseCoopers LLP as our independent auditors as of March 13, 2001. During the two most recent fiscal years and through the date of this report, we has had no disagreements with KPMG LLP or PricewaterhouseCoopers LLP on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP or PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on our financial statements for such years. During our two most recent fiscal years and through the date of this report, we have had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). During the two most recent fiscal years, we had not consulted with PricewaterhouseCoopers LLP on items which concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Item 304(a)(2) Regulation S-K).

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Board of Directors, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of our independent auditors.

         Respectfully Submitted,

         William A. Hall        H. William Jesse, Jr.     Richard S. F. Lehrberg

                                  OTHER MATTERS

     We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

     In order for stockholder nominations for director or other stockholder business to be properly brought before an annual meeting, our bylaws require that the stockholder give notice in writing to our Secretary during the Bylaw Notice Period for such meeting. The Bylaw Notice Period generally runs from the close of business on the 90th day prior to the anniversary of the prior year's annual meeting date until the close of business on the 60th day prior to such anniversary. However, if the next year's meeting date is moved to a date that is either more than 30 days before the anniversary of the prior year's meeting or more than 60 days after such anniversary, then different notice periods apply. In any event, with respect to nominations for director, the notice must include all information about the nominee that would be required to be included in a proxy statement soliciting proxies for the election of directors, as well as a written consent from the nominee to being named in the proxy statement and to serving if elected. With respect to other stockholder business, the notice must contain a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. In all cases, the notice must also provide the name and address of the stockholder (and any beneficial owner) and the class and number of our shares that are owned beneficially and held of record by the stockholder and the beneficial owner. The chairman of the meeting may disregard any nomination or stockholder business that is not made in compliance with the bylaws.

                                   APPENDIX A

                                 THE 3DO COMPANY

                                 2002 STOCK PLAN

          1. Purposes of the Plan. The purposes of this 2002 Stock Plan are:

          o to attract and retain the best available personnel for positions of substantial responsibility,

          o to provide additional incentive to Employees, Directors and Consultants, and

          o    to promote the success of the Company's business.

          Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

          2. Definitions. As used herein, the following definitions shall apply:

               (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

               (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are, or will be, granted under the Plan.

               (c) "Board" means the Board of Directors of the Company.

               (d) "Change in Control" means the occurrence of any of the following events:

                    (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                    (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

                    (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                    (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

               (e) "Code" means the Internal Revenue Code of 1986, as amended.

               (f) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

               (g) "Common Stock" means the common stock of the Company.

               (h) "Company" means The 3DO Company, a Delaware corporation.

               (i) "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

               (j) "Director" means a member of the Board.

               (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

               (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                    (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

               (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

               (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

               (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

               (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (r) "Option" means a stock option granted pursuant to the Plan.

               (s) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

               (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

               (u) "Optioned Stock" means the Common Stock subject to an Option.

               (v) "Optionee" means the holder of an outstanding Option granted under the Plan.

               (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (x) "Plan" means this 2002 Stock Plan.

               (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

               (z) "Section 16(b) " means Section 16(b) of the Exchange Act.

               (aa) "Service Provider" means an Employee, Director or
Consultant.

               (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

               (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to an Option and sold under the Plan is 500,000 Shares plus (a) any Shares which have been reserved but not issued under the Company's 1993 Incentive Stock Plan (the "1993 Plan") as of the date of stockholder approval of this Plan, (b) any Shares returned to the 1993 Plan as a result of termination of options or repurchase of Shares issued under the 1993 Plan and (c) an annual increase to be added on the first day of the Company's fiscal year beginning in 2003, equal to the lesser of
(i) 300,000 shares, (ii) 2% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares acquired pursuant to the exercise of an Option are repurchased by the Company at their original price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options may be granted hereunder;

               (iii) to determine the number of Shares to be covered by each Option granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

               (vii) to institute an Option Exchange Program;

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

               (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of Options.

          5. Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

          6. Limitations.

         (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

         (c) The following limitations shall apply to grants of Options:

              (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 750,000 Shares.

              (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 750,000 Shares, which shall not count against the limit set forth in subsection (i) above.

              (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

              (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          7. Term of Plan. Subject to stockholder approval in accordance with
Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 14, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the earlier of the most recent board or stockholder approval of an increase in the number of Shares reserved for issuance.

          8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no more than five
(5) years from the date of grant thereof.

          9. Option Exercise Price and Consideration.

               (a) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be determined by the Administrator, subject to the following:

                    (i) In the case of an Incentive Stock Option

                              (A) granted to an Employee who, at the time the
Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                              (B) granted to any Employee other than an Employee
described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (ii) In the case of a Nonstatutory Stock Option

                              (A) granted to a Service Provider who, at the time
of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                              (B) granted to any other Service Provider, the per
Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant, except that, in the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

               (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

               (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                    (i) cash;

                    (ii) check;

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

                    (iii) promissory note;

                    (iv) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                    (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                    (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                    (vii) any combination of the foregoing methods of payment;
or

                    (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Except in the case of Options granted to Officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.

               An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within thirty (30) days of termination, or such longer period of time as is specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within six (6) months of termination, or such longer period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee's death, or such longer period of time as is specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to Optionee's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Optionee's death. If, at the time of death, Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

12. Adjustments Upon Changes in Capitalization, Merger or Change in Control.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the number of Shares that may be added annually to the Plan pursuant to Section 3, and the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee at least fifteen (15) day prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

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

     (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

         In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

         With respect to Options that are granted to a Director who is not also an employee, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.

          For the purposes of this subsection (c), the Option shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14.   Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15.  Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

19. Information to Optionees. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

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

                                   APPENDIX B

                        1994 EMPLOYEE STOCK PURCHASE PLAN

Summary of the ESPP

     The essential features of the ESPP, as in effect prior to the increase in shares proposed in Proposal 3 of the proxy statement, are summarized below. This summary does not purport to be complete and is subject to, and qualified by, reference to all provisions of the ESPP.

     General. The purpose of the ESPP, as in effect prior to the increase in shares proposed in Proposal 3 of the proxy statement, is to provide 3DO employees with an opportunity to purchase 3DO Common Stock at a discount through accumulated payroll deductions. As of September 6, 2002, a total of 579,796 shares had been sold under the ESPP and 45,204 shares remained available for future purchase.

     Administration. The ESPP may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the ESPP are determined by the Board or its committee, whose decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the ESPP but may not vote on any matter affecting the administration thereof or the grant of any option pursuant thereto. No director who is eligible to participate in the ESPP may be a member of the committee appointed to administer it. Members of the Board receive no additional compensation for their services in connection with the administration of the ESPP.

     Eligibility and Participation. Any person who is employed by 3DO or a designated subsidiary of 3DO for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP, provided that the employee is employed on the first day of an Offering Period. As of September 6, 2002, approximately 300 employees were eligible to participate in the ESPP. Eligible employees become participants in the ESPP by delivering to 3DO a subscription agreement authorizing payroll deductions 14 days prior to the applicable enrollment date. An employee who becomes eligible to participate in the ESPP after the commencement of an Offering Period may not participate in the ESPP until the commencement of the next Offering Period.

     Participation in an Offering. Each offering of Common Stock under the ESPP ("Offering") extends for a period of one year ("Offering Period") and consists of two six-month periods ("Purchase Periods") within each such Offering Period. The administrator may change the length of Offering and Purchase Periods. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions must be at least 1%, and may not exceed 20%, of a participant's base salary, wages, bonuses, overtime, shift premiums and commissions received during a Purchase Period. Once an employee becomes a participant in the ESPP, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the ESPP or the employee's employment terminates. Eligible employees may participate in only one Offering at a time.

     Purchase Price. The purchase price per share at which shares will be sold under the ESPP is the lower of 85% of the fair market value of the Common Stock on the first day of each Offering Period or 85% of the fair market value of the Common Stock on the exercise date at the end of a Purchase Period.

     The purchase price of the shares is accumulated by payroll deductions during the Purchase Period. A participant may at any time discontinue his or her participation in the ESPP or may decrease the rate of the payroll deductions. Payroll deductions shall commence on the first payday in the Offering Period and shall continue at the same rate until the end of the Offering Period and for consecutive Offering Periods unless sooner terminated as provided in the ESPP. All payroll deductions are credited to the participant's account under the

ESPP and are deposited with 3DO's general funds. All payroll deductions received or held by 3DO may be used by 3DO for any corporate purpose.

     Purchase of Stock. At the beginning of each Offering Period, by executing a subscription agreement to participate in the ESPP, each participant is in effect granted an option to purchase shares of Common Stock on each exercise date. The maximum number of shares placed under option to a participant in an Offering Period is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated during the Offering Period by the applicable purchase price, and subject to the further limitation that the maximum number of shares a participant may purchase during each Purchase Period shall be determined at the beginning of the Offering Period by dividing $12,500 by the fair market value of a share of Common Stock on the first day of the Offering Period. Unless a participant withdraws from the ESPP, such participant's option for the purchase of shares will be exercised automatically at the end of each Purchase Period for the maximum number of shares at the applicable price.

     Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the ESPP if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of 3DO stock or of a parent or of any of its subsidiaries (including stock that may be purchased under the ESPP or pursuant to any other options), nor shall any employee be granted an option that would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) pursuant to all 3DO stock purchase plans in any calendar year.

     Withdrawal. A participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to 3DO a notice of withdrawal from the ESPP. Any withdrawal by the participant of accumulated payroll deductions for a given Offering Period automatically terminates the participant's interest in that Offering Period. The failure to maintain continuous status as an employee of 3DO for at least 20 hours per week during an Offering Period will be deemed to be a withdrawal from that Offering Period. The ESPP also provides that participants will be deemed to have withdrawn from an Offering Period during certain leaves of absence. Generally, a participant's withdrawal from an Offering Period does not have any effect upon such participant's eligibility to participate in subsequent Offering Periods.

     Termination of Employment. Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

     Capital Changes. In the event any change is made in 3DO's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by 3DO, appropriate adjustments will be made in the shares subject to purchase under the ESPP and in the purchase price per share, subject to any required action by 3DO stockholders.

     Nonassignability. No rights or accumulated payroll deductions of a participant under the ESPP may be pledged, assigned or transferred for any reason except by will, the laws of descent and distribution, or to a designated beneficiary as provided under the ESPP, and any such attempt may be treated by 3DO as an election to withdraw from the ESPP.

     Amendment and Termination of the ESPP. The Board may at any time amend or terminate the ESPP, except that such termination shall not affect options previously granted, provided that an Offering Period may be terminated if the Board determines that such termination is in the best interest of 3DO and its stockholders. No amendment may be made to the ESPP without prior approval of the 3DO stockholders if such amendment would constitute an amendment for which stockholder approval is required under the federal securities laws or the Code. In any event, the ESPP will terminate in the year 2004.

Certain Federal Income Tax Information

     The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provision of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon how long the participant holds the shares. If the shares are sold or disposed of more than two years from the first day of the Offering Period and one year from the exercise date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as a long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. 3DO is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     The foregoing summary of the federal income tax consequences of ESPP transactions is based upon income tax laws in effect on the date of this Proxy statement. This summary does not purport to be complete and does not describe foreign, state or local tax consequences.

                                   APPENDIX C

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                               OF THE 3DO COMPANY

Audit Committee Purpose

The Audit Committee of The 3DO Company (the "Company") will make such examinations as are necessary to monitor the Company's systems of internal control, corporate financial reporting and its internal and external audits, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors' attention.

Membership

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors:

     1. Each of whom will be able to read and understand fundamental financial statements, in accordance with the audit committee requirements of the Nasdaq Stock Market Marketplace Rules; and

     2. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

     3. Each of whom will (i) be an independent director (as defined in the Nasdaq Stock Market Marketplace Rules); or (ii) if the Board of Directors determines it to be in the best interests of the Company and its shareholder to have one (1) non-independent director, and the Board of Directors discloses the reasons for the determination and the nature of the Company's relationship with such non-independent director in the Company's next annual proxy statement, the Company may appoint one (1) non-independent director to the Audit Committee if such director is not a current employee or officer or an immediate family member of a current employee or officer.

Responsibilities

The responsibilities of the Audit Committee shall include:

     1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls and the activities, organizational structure and qualifications of the Company's finance department.

     2.   Reviewing the independent auditors' proposed audit scope and approach.

     3. Ensuring receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

     4. Actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

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

     5. Reviewing the performance of the independent auditors, who shall be accountable to the Board and the Audit Committee, as representatives of the shareholders.

     6.   Reviewing fee arrangements with the independent auditors.

     7. Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors, who shall have ultimate authority and responsibility to select and replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

     8. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

     9. Discussing with the Company's independent auditors the financial statements and audit finding, including discussing with the Company's independent auditors any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented;

     10. Reviewing, before release, the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

     11. Reviewing, before release, the unaudited quarterly operating results in the Company's quarterly earnings release;

     12. Ensuring that the Company's independent auditors review the Company's interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     13. Overseeing compliance with the requirements of the Securities and Exchange Commission and the Nasdaq Stock Market for disclosure of independent auditor's services and audit committee members and activities;

     14. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

     15. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     16. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

     17. If necessary, instituting special investigations and, if appropriate, hiring special counsel to experts to assist;

     18. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies;

     19. Reviewing related party transactions for potential conflicts of interest;

     20. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

     21. Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

Meetings

The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and Separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

Audit Committee Meeting Agenda for Year

As noted previously, it is important to review the completeness of the Audit Committee Charter as well as the agenda established for each meeting. The following topics will be covered in each Audit Committee meeting.

I.       Audit Committee Purpose
         o  Conduct special investigations

II.      Audit Committee Composition and Meetings
         o  Assess independence and financial literacy of Audit Committee
         o  Establish number of meetings
         o  Audit Committee Chair to establish meeting agenda
         o  Enhance financial literacy - update on current financial events
         o Executive session with auditors, internal audit, management committee

III.     Audit Committee Responsibilities and Duties
         o  Review Charter, publish in proxy
         o Review annual financial statements - discuss with management, auditors
         o  Consider internal controls and financial risks
         o  Review quarterly results and findings
         o  Recommend appointment of auditors
         o  Approve audit fees
         o  Discuss auditor independence
         o  Review auditor plan
         o  Discuss year-end results, SAS 61 report
         o  Discuss quality of accounting principles
         o  eview internal audit plan
         o  Review appointment, performance of internal audit executive
         o  Review significant internal audit reports
         o  Review legal matters with counsel
         o  Prepare report to shareholders
         o  Perform other activities as appropriate
         o  Maintain minutes and report to Board
         o  Review Code of Conduct
         o  Perform self-assessment of Audit Committee performance
         o  Review financial personnel succession planning
         o Review director and officers' expenses and related-party transactions

                                      PROXY

                                 THE 3DO COMPANY

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of The 3DO Company, a Delaware corporation (the "Company"), hereby appoints Trip Hawkins and James Alan Cook, and each of them, proxies with full power of substitution, to represent the undersigned and to vote all of the shares of the common stock of the Company that the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on October 16, 2002, at 3:00 p.m., local time, at the Company's headquarters, 200 Cardinal Way, Redwood City, California (the "Meeting"), and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the Meeting on the matter listed on the reverse side.

     Whether or not you plan to attend the Meeting in person, you are urged to sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the Meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

Vote by Telephone

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.

2. Call the toll-free number
   1-877-PRX-VOTE (1-877-779-8683).

3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instruction.

Your vote is important
Call 1-877-PRX-VOTE anytime!

Vote by Internet

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.

2. Go to the Website
   http://www.eproxyvote.com/thdo

3. Enter your Voter Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/thdo anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

/ X / Please mark votes as in this example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND FOR PROPOSALS 2 THROUGH 4.

     1. To elect two Class A directors for a three-year term.

        Nominees:  (01)  William A. Hall
                   (02) Richard S. F. Lehrberg

       /   /  FOR BOTH NOMINEES     /   /  WITHHELD FROM BOTH NOMINEES

       /   /
            --------------------------------------------
               For both nominees except as noted above

2. To approve the 2002 Stock Plan.                    FOR    AGAINST   ABSTAIN
                                                     /   /    /   /     /   /

3. To approve an increase in the number of            FOR    AGAINST   ABSTAIN
   shares of common stock reserved for issuance      /   /    /   /     /   /
   under the 1994 Employee Stock Purchase Plan by 375,000.

4. To confirm the re-appointment of                   FOR    AGAINST   ABSTAIN
   PricewaterhouseCoopers LLP as our independent     /   /    /   /     /   /
   auditors for the fiscal year ending
   March 31, 2003.

5. To transact any other business that may            FOR    AGAINST   ABSTAIN
   properly come before the meeting.                 /   /    /   /     /   /

The undersigned hereby acknowledges receipt of (a) the Notice of Annual Meeting of Stockholders of the Company and (b) the accompanying Proxy Statement.

Please sign exactly as your name appears on your stock certificate. If shares are held in the names of two or more persons (including husband and wife, as joint tenants or otherwise), all persons must sign. If shares are held by a corporation, the proxy should be signed by the President or Vice President and the Secretary or Assistant Secretary. Fiduciaries who execute the proxy should give their full title.

Signature:                           Date:
          --------------------------      -----------